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                             SAFEGUARD SCIENTIFICS, INC.
                    EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                           (000 omitted except per share data)

                                             Three Months Ended
                                                 March 31
                                             ------------------
                                               1996      1995
                                             -------    -------
Primary earnings per common share

Net earnings                                 $3,980      $3,536
Adjustment   (1)                               (144)       (125)
                                             -------    -------
                                             $3,836      $3,411
                                             -------    -------
                                             -------    -------

Average common shares outstanding            14,752      14,310

Average common share equivalents                776         730
                                             -------    -------
Average number of common shares and
common share equivalents outstanding         15,528      15,040
                                             -------    -------
                                             -------    -------
Primary earnings per common share              $.25        $.23
                                             -------    -------
                                             -------    -------
Fully diluted earnings per common share

Primary net earnings                         $3,980      $3,536
Adjustment   (1)                               (146)       (404)
                                             -------    -------
                                             $3,834      $3,132
                                             -------    -------
                                             -------    -------
Average common shares outstanding            14,752      14,310

Average common share equivalents                834         787
                                             -------    -------

Average number of common shares
assuming full dilution                       15,586      15,097
                                             -------    -------
                                             -------    -------
Fully diluted earnings per common share        $.25        $.21
                                             -------    -------
                                             -------    -------

(1) Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary) and convertible securities
     (fully diluted).

     Share and per share data have been retroactively adjusted to reflect the three-for-two split of the Company's common shares effective August 31, 1995.